Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 19, 2019, relating to (1) the 2018 and 2017 financial statements and the retrospective adjustments to the 2016 financial statements of Hi-Crush Partners LP (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments made to apply the change in accounting for the acquisition of Hi-Crush Proppants LLC and Hi-Crush GP LLC in 2018), (2) the 2018 and 2017 financial statement schedule of Hi-Crush Partners LP, and (3) the effectiveness of Hi-Crush Partners LP’s internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K of Hi-Crush Partners LP for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

June 14, 2019